Exhibit 99.1

Contact:	Richard A. Lechleiter Executive Vice President and Chief Financial Officer (502) 596-7734

KINDRED HEALTHCARE COMPLETES SALE OF TWO NON-STRATEGIC FACILITIES

OUTSIDE INTEGRATED CARE MARKETS FOR $20.7 MILLION

TO VIBRA HEALTHCARE

Combined with Previously Disclosed Sale of 14 Facilities, Company Has Generated

$186.5 Million in Proceeds

Net Proceeds to be Reinvested Over Time in its Integrated Care Markets

and Growing Care Management, Home Health and Hospice Businesses

LOUISVILLE, Ky. (September 25, 2013) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced that it has completed the sale of two additional non-strategic facilities for $20.7 million to an affiliate of Vibra Healthcare, LLC (“Vibra”). Both of these facilities are outside of Kindred’s 21 designated Integrated Care Markets. The Company previously announced the sale of 14 non-strategic facilities to Vibra for $165.8 million on September 3, 2013. With the closing of these two additional facilities, the Company has completed all of its planned sales transactions with Vibra.

The Company expects that the after-tax net proceeds from the sale of the two facilities, including transaction costs, will approximate $14 million. Combined with the previous sale of the other 14 non-strategic facilities, the Company expects that the combined after-tax proceeds, including transaction costs, will approximate $180 million. In the near term, Kindred intends to use the proceeds to pay down the outstanding balance under its existing revolving credit facility. Over time, these proceeds will be reinvested in the Company’s Integrated Care Markets and used to finance home health and hospice acquisitions.

The 16 facilities purchased by Vibra (collectively, the “Facilities”) consist of 14 transitional care (“TC”) hospitals (certified as long-term acute care (“LTAC”) hospitals) containing 1,002 licensed beds, one inpatient rehabilitation facility containing 44 licensed beds and one skilled nursing facility containing 135 licensed beds. The Facilities generated revenues of approximately $272 million and earnings before interest, income taxes, depreciation and amortization of approximately $20 million (including the allocation of approximately $8 million of overhead costs) for the year ended December 31, 2012. The Facilities had aggregate rent expense of approximately $12 million for the year ended December 31, 2012.

“The proceeds from our sales to Vibra have significantly advanced our repositioning strategy, strengthened our financial position and allow us to increase our focus on our Integrated Care Markets. We expect the $180 million in after-tax proceeds will be deployed quickly to grow future earnings and will provide additional capital to invest in our new Care Management Division, including Kindred at Home,” said Paul J. Diaz, Kindred’s Chief Executive Officer.

680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

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Kindred Healthcare Completes Sale of Two Non-Strategic Facilities Outside Integrated Care Markets for $20.7 Million to Vibra Healthcare

September 25, 2013

The Company expects that these transactions with Vibra will be accretive to future earnings as the proceeds are reinvested in its Integrated Care Markets and growing care management and home health and hospice business, Kindred at Home. The sale of the Facilities will be dilutive to earnings in 2013, and management will update its 2013 earnings guidance when it releases its third quarter financial results.

As previously announced, the Company expects to record a pretax loss that could approximate $100 million in connection with the sale of the Facilities, including a significant write-off of both goodwill and other intangible assets allocable to the disposed operations.

RBC Capital Markets acted as exclusive financial advisor to Kindred on this transaction.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and

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Kindred Healthcare Completes Sale of Two Non-Strategic Facilities Outside Integrated Care Markets for $20.7 Million to Vibra Healthcare

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changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. An automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (e) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (i) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (j) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (k) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (l) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (m) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (n) the Company’s ability to meet its rental and debt service obligations, (o) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (p) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (s) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (t) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (u) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (v) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (w) the Company’s ability to attract and retain key executives and other healthcare personnel, (x) the Company’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (z) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) the Company’s ability to maintain an effective system of internal control over financial reporting.

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Kindred Healthcare Completes Sale of Two Non-Strategic Facilities Outside Integrated Care Markets for $20.7 Million to Vibra Healthcare

September 25, 2013

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6 billion and approximately 72,000 employees in 46 states. At June 30, 2013, Kindred through its subsidiaries provided healthcare services in 2,167 locations, including 116 transitional care hospitals, six inpatient rehabilitation hospitals, 169 nursing centers, 24 sub-acute units, 105 Kindred at Home hospice, home health and non-medical home care locations, 103 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,644 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

About Vibra Healthcare

Vibra Healthcare, LLC is a specialty hospital provider based in Mechanicsburg, Pa that is focused on the development, acquisition and operation of freestanding Long Term Acute Care (LTAC) hospitals, Inpatient Acute Rehabilitation Hospitals (IRF’s) and outpatient physical rehabilitation centers. Teams of highly trained specialists lead clinical programs at Vibra’s specialty hospitals for medically complex patients who suffer from major orthopedic, neurologic, stroke, multiple trauma, cardiac and respiratory conditions. Vibra and its affiliates currently employ over 9,000 employees and own and operate over 90 specialty hospitals, transitional care units/facilities and hospital-based outpatient physical therapy locations in 18 states. For additional information about Vibra Healthcare and its network of specialty hospitals please visit our website at http://www.vibrahealthcare.com.

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